Exhibit 99.1

For Immediate Release

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global External Communications 212.739.7212 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal year 2017 results

LOS ANGELES (August 8, 2017) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today reported third quarter revenue of $4.6 billion. Net income(1) and diluted earnings per share(1) were $101 million and $0.64 in the third quarter, respectively. On an adjusted basis, diluted earnings per share(2) was $0.78.

•                  Third consecutive quarter of positive organic(3) revenue growth.

•                  Record $9.0 billion of wins and $46.4 billion backlog, led by a $3.6 billion Management Services win for the U.S. Air Force and contributions across the business.

•                  Generated all-time high free cash flow(4) of $394 million, enabling continued debt reduction.

•                  Addition of Shimmick Construction greatly expands the Company’s integrated civil infrastructure capabilities in strong Western U.S. markets.

($ in millions, except EPS)	As Reported		Adjusted (Non- GAAP)		As Reported YoY % Change		Adjusted YoY % Change	Highlights
Revenue	$4,561		—		3%		—	Growth led by Building Construction, Power and Management Services
Operating Income	$208		$239	(5)	88%		9%	Reflects benefits of diverse business model
Net Income	$101	(1)	$123	(2)	50%		(2)%
EPS (Fully Diluted)	$0.64	(1)	$0.78	(2)	49%		(4)%
Operating Cash Flow	$414		—		59%		—	Consistent with expectations for strong second half cash performance
Free Cash Flow	—		$394	(4)	—		106%	Year-to-date free cash flow up 10% over year-ago period
Backlog	$46,401		—		13	%(6)	—	Mix shifting to higher-margin work in Management Services and Power

Note: All comparisons are year over year unless otherwise noted.

“Our third quarter results demonstrate the benefits of our fully integrated business model, which produced positive organic growth for the third consecutive quarter, record wins and backlog, and strong execution on our key priorities,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We continue to make deliberate investments to strengthen our foundation for future growth, such as the recent addition of Shimmick Construction’s leading heavy civil infrastructure construction capabilities. As a result, we are better positioned than ever to capitalize on the growth opportunities across our markets and to best serve our clients’ growing preference for alternative delivery solutions.”

“We are pleased to have delivered another strong quarter of cash flow and debt reduction, reflecting the benefits of our diverse business and commitment to achieving our cash flow targets,” said W. Troy Rudd, AECOM’s chief financial officer. “We remain confident in our cash flow outlook and are focused on delivering stockholder value through balanced capital allocation and continued emphasis on deleveraging.”

—more—

Wins and Backlog

Wins were $9.0 billion, an increase of 164% from last quarter, and resulted in a book-to-burn ratio(7) of 1.8. Wins were highlighted by a $3.6 billion win in the Management Services segment, and strong performance across the company. Total backlog increased 13%(6) over the prior-year period to $46.4 billion.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its four segments: Design & Consulting Services, Construction Services, Management Services, and AECOM Capital.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the third quarter was $1.9 billion. Constant-currency organic(3) revenue decreased by 1%. Performance in the Asia-Pacific region remains strong, however, low oil prices continue to negatively impact the Company’s markets. The pace of activity in the Americas is slower than previously contemplated earlier in the year, but substantial funding initiatives and continued investments in business development have resulted in a new high for backlog and positions the Company to deliver future growth.

Operating income was $94 million compared to $124 million in the year-ago period. On an adjusted basis, operating income(8) was $104 million compared to $150 million in the year-ago period. Third quarter adjusted operating income reflects solid underlying execution offset by the impact of lower revenue in the EMEA region and increased investment in business development to capitalize on growth opportunities.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the third quarter was $1.8 billion. Constant-currency organic(3) revenue increased by 8%, highlighted by double-digit growth in the Building Construction and Power businesses.

Operating income was $33 million compared to $11 million in the year-ago period. On an adjusted basis, operating income(9) was $42 million compared to $22 million in the year-ago period, and was driven by strong performance in the Building Construction and Power businesses.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the third quarter was $856 million. Organic(3) revenue increased by 2%, reflecting strong business momentum and the successful conversion of the Company’s pipeline to wins.

Operating income was $66 million compared to $55 million in the year-ago period. On an adjusted basis, operating income(9) was $79 million compared to $76 million in the year-ago period, reflecting strong execution across the Company’s vast and diverse portfolio of projects.

AECOM Capital (ACAP)

The ACAP segment invests in private-sector real estate, public-private partnerships (P3), and infrastructure. Operating income in the third quarter was $46 million and included the Company’s first investment monetization, which closed during the quarter for an approximately 30% IRR, and also resulted in fees earned by the CS segment. ACAP continues to manage a diverse portfolio that includes numerous active investments and $220 million of committed capital.

Tax Rate

The effective tax rate in the third quarter was 8.2%. On an adjusted basis, the effective tax rate was 15.5%. Both rates reflect the benefit from the Company’s decision in the third quarter to indefinitely reinvest a portion of its non-U.S. undistributed earnings for which U.S. tax had previously been provided. The net impact to full-year earnings per share resulting from tax variances incorporated in the Company’s updated tax guidance is a $0.07 benefit. The adjusted tax rate was derived by re-computing the expected annual effective tax rate on earnings from adjusted net income.(10) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the third quarter was $414 million and free cash flow(4) was $394 million, both of which set new quarterly highs. The Company remains on track with its annual free cash flow guidance of $600 million to $800 million for fiscal 2017.

Balance Sheet

As of June 30, 2017, AECOM had $812 million of total cash and cash equivalents, $3.2 billion of net debt and $992 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.4 billion since closing the URS acquisition in October 2014.

Financial Outlook

AECOM is reiterating fiscal year 2017 adjusted EPS(2) guidance of $2.80 to $3.20, which includes approximately $0.20 of anticipated gains related to AECOM Capital realizations at the mid-point of the range.

The Company expects fiscal 2017 full-year interest expense, excluding amortization of deferred financing fees, of approximately $215 million as compared to $210 million previously, which now reflects the Shimmick transaction. The Company expects an effective tax rate(10) for adjusted earnings of approximately 16% compared to 18% previously, reflecting a lower than anticipated fiscal third quarter effective tax rate and a higher than previously anticipated fiscal fourth quarter effective tax rate.

The Company continues to expect a full-year share count of 159 million, and also expects $36 million of acquisition and integration expenses during the fiscal year. Fiscal year 2017 capital expenditures(11) are expected to be approximately $115 million. The Company expects depreciation expense of approximately $165 million and the amortization of intangible assets(12) to be approximately $100 million compared to $95 million previously.

Conference Call

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

(1) Defined as attributable to AECOM.

(2) Defined as attributable to AECOM, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(3) Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(4) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(5) Excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(6) On a constant-currency basis.

(7) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(8) Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

(9) Excluding intangible amortization.

(10) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(11) Capital expenditures, net of proceeds from disposals.

(12) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $17.4 billion during fiscal year 2016. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets and financial fees, AECOM Capital realizations, acquisition and integration expense, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; we are dependent on long-term government contracts and subject to uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; we may experience losses under fixed-price contracts; we have limited control over operations run through our joint venture entities; we may be liable for misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; we may not maintain adequate surety and financial capacity; we are highly leveraged and may not be able to service our debt and guarantees; we have exposure to political and economic risks in different countries where we operate as well as currency exchange rate fluctuations; we may not be able to retain and recruit key technical and management personnel; we may be subject to legal and claims and inadequate insurance coverage; we are subject to environmental law compliance and may not have adequate nuclear indemnification; there may be unexpected adjustments and cancellations related to our backlog; we are dependent on partners and third parties who may fail to satisfy their obligations; we may not be able to manage pension costs; we may face cybersecurity issues and data loss; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net and operating income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G tables at the back of this release.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2016	June 30, 2017	% Change	June 30, 2016	June 30, 2017	% Change

Revenue	$4,408,782	$4,561,467	3.5%	$13,087,729	$13,347,014	2.0%
Cost of revenue	4,237,439	4,386,291	3.5%	12,592,084	12,833,421	1.9%
Gross profit	171,343	175,176	2.2%	495,645	513,593	3.6%

Equity in earnings of joint ventures	18,513	66,458	259.0%	82,792	109,667	32.5%
General and administrative expenses	(28,863)	(33,944)	17.6%	(86,957)	(96,427)	10.9%
Acquisition and integration expenses	(50,678)	—	(100.0)%	(142,427)	(35,409)	(75.1)%
(Loss) gain on disposal	—	—	0.0%	(42,589)	572	(101.3)%
Income from operations	110,315	207,690	88.3%	306,464	491,996	60.5%

Other income	1,498	2,136	42.6%	5,286	4,237	(19.8)%
Interest expense	(62,516)	(61,547)	(1.6)%	(184,757)	(176,985)	(4.2)%
Income before income tax expense	49,297	148,279	200.8%	126,993	319,248	151.4%

Income tax (benefit) expense	(35,097)	12,205	(134.8)%	(23,592)	1,556	(106.6)%

Net income	84,394	136,074	61.2%	150,585	317,692	111.0%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(16,950)	(34,747)	105.0%	(61,680)	(66,790)	8.3%

Net income attributable to AECOM	$67,444	$101,327	50.2%	$88,905	$250,902	182.2%

Net income attributable to AECOM per share:
Basic	$0.44	$0.65	47.7%	$0.58	$1.62	179.3%
Diluted	$0.43	$0.64	48.8%	$0.57	$1.58	177.2%

Weighted average shares outstanding:
Basic	154,852	155,763	0.6%	154,256	155,128	0.6%
Diluted	156,175	158,820	1.7%	155,479	158,488	1.9%

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2016	June 30, 2017
Balance Sheet Information:
Total cash and cash equivalents	$692,145	$812,459
Accounts receivable — net	4,531,460	4,759,306
Working capital	696,015	1,143,689
Total debt, excluding unamortized debt issuance costs	4,125,290	3,966,343
Total assets	13,669,936	13,836,242
Total AECOM stockholders’ equity	3,366,921	3,708,618

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	ACAP	Corporate	Total
Three Months Ended June 30, 2017
Revenue	$1,863,475	$1,841,620	$856,372	$—	$—	$4,561,467
Cost of revenue	1,772,240	1,815,467	798,584	—	—	4,386,291
Gross profit	91,235	26,153	57,788	—	—	175,176
Equity in earnings of joint ventures	2,371	7,022	8,638	48,427	—	66,458
General and administrative expenses	—	—	—	(2,147)	(31,797)	(33,944)
Income (loss) from operations	$93,606	$33,175	$66,426	$46,280	$(31,797)	$207,690

Gross profit as a % of revenue	4.9%	1.4%	6.7%	—	—	3.8%

Three Months Ended June 30, 2016*
Revenue	$1,920,576	$1,650,766	$837,440	$—	$—	$4,408,782
Cost of revenue	1,797,577	1,643,104	796,758	—	—	4,237,439
Gross profit	122,999	7,662	40,682	—	—	171,343
Equity in earnings of joint ventures	1,041	3,518	13,954	—	—	18,513
General and administrative expenses	—	—	—	(1,613)	(27,250)	(28,863)
Acquisition and integration expenses	—	—	—	—	(50,678)	(50,678)
Income (loss) from operations	$124,040	$11,180	$54,636	$(1,613)	$(77,928)	$110,315

Gross profit as a % of revenue	6.4%	0.5%	4.9%	—	—	3.9%

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	ACAP	Corporate	Total
Nine Months Ended June 30, 2017
Revenue	$5,571,823	$5,324,561	$2,450,630	$—	$—	$13,347,014
Cost of revenue	5,279,322	5,264,199	2,289,900	—	—	12,833,421
Gross profit	292,501	60,362	160,730	—	—	513,593
Equity in earnings of joint ventures	12,578	16,596	32,066	48,427	—	109,667
General and administrative expenses	—	—	—	(6,594)	(89,833)	(96,427)
Acquisition and integration expenses	—	—	—	—	(35,409)	(35,409)
Gain on disposal	572	—	—	—	—	572
Income (loss) from operations	$305,651	$76,958	$192,796	$41,833	$(125,242)	$491,996

Gross profit as a % of revenue	5.2%	1.1%	6.6%	—	—	3.8%

Contracted backlog	$8,523,849	$11,650,567	$3,376,912	$—	$—	$23,551,328
Awarded backlog	6,738,345	4,696,196	8,395,977	—	—	19,830,518
Unconsolidated JV backlog	—	2,023,084	995,820	—	—	3,018,904
Total backlog	$15,262,194	$18,369,847	$12,768,709	$—	$—	$46,400,750

Nine Months Ended June 30, 2016*
Revenue	$5,748,825	$4,842,461	$2,496,443	$—	$—	$13,087,729
Cost of revenue	5,449,328	4,819,486	2,323,270	—	—	12,592,084
Gross profit	299,497	22,975	173,173	—	—	495,645
Equity in earnings of joint ventures	6,202	8,906	67,684	—	—	82,792
General and administrative expenses	—	—	—	(4,558)	(82,399)	(86,957)
Acquisition and integration expenses	—	—	—	—	(142,427)	(142,427)
Loss on disposal	—	(42,589)	—	—	—	(42,589)
Income (loss) from operations	$305,699	$(10,708)	$240,857	$(4,558)	$(224,826)	$306,464

Gross profit as a % of revenue	5.2%	0.5%	6.9%	—	—	3.8%

Contracted backlog	$8,053,550	$12,001,079	$3,787,741	—	$—	$23,842,370
Awarded backlog	5,737,196	4,572,028	4,259,460	—	—	14,568,684
Unconsolidated JV backlog	—	1,525,363	1,054,849	—	—	2,580,212
Total backlog	$13,790,746	$18,098,470	$9,102,050	$—	$—	$40,991,266

* During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation, approximately $33 million of revenue and $32 million of cost of revenue was reclassified for the quarter ended June 30, 2016. For the nine months ended June 30, 2016, $99 million of revenue and $95 million of cost of revenue was reclassified.

AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended June 30, 2017			Nine Months Ended June 30, 2017
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,561.5	$64.0	$4,497.5	$13,347.0	$159.8	$13,187.2
Design & Consulting Services	1,863.5	—	1,863.5	5,571.8	—	5,571.8
Construction Services	1,841.7	64.0	1,777.7	5,324.6	159.8	5,164.8
Management Services	856.3	—	856.3	2,450.6	—	2,450.6

Reconciliation of Net Income Attributable to AECOM to EBITDA

	Three Months Ended			Nine Months Ended
	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017

Net income attributable to AECOM	$67.4	$102.4	$101.3	$88.9	$250.9
Income tax (benefit) expense	(35.1)	(35.4)	12.1	(23.6)	1.5
Income attributable to AECOM before income taxes	32.3	67.0	113.4	65.3	252.4
Depreciation and amortization(1)	98.3	72.1	67.4	322.4	206.0
Interest income(2)	(1.2)	(1.3)	(1.7)	(3.0)	(3.7)
Interest expense(3)	57.1	52.7	58.5	170.4	161.6
EBITDA	$186.5	$190.5	$237.6	$555.1	$616.3

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries
(2) Included in other income
(3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017
Short-term debt	$20.8	$21.4	$1.7
Current portion of long-term debt	333.3	331.2	155.4
Long-term debt, gross	3,941.1	3,908.9	3,809.2
Total debt, excluding unamortized debt issuance costs	4,295.2	4,261.5	3,966.3
Less: Total cash and cash equivalents	628.0	725.9	812.5
Net debt	$3,667.2	$3,535.6	$3,153.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017
Net cash provided by (used in) operating activities	$78.0	$113.2	$260.1	$362.9	$77.5	$(46.1)	$413.9
Capital expenditures, net	(0.8)	(30.3)	(68.8)	(36.9)	(21.0)	(17.7)	(19.8)
Free cash flow	$77.2	$82.9	$191.3	$326.0	$56.5	$(63.8)	$394.1

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration

Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets

and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Nine Months Ended
	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017
Income from operations	$110.4	$140.9	$207.7	$306.5	$492.0
Non-core operating losses	14.4	0.5	3.2	27.0	5.7
Acquisition and integration expenses	50.6	20.0	—	142.4	35.4
(Loss) gain on disposal activity	—	(0.6)	—	42.6	(0.6)
Amortization of intangible assets	43.8	27.7	28.4	188.8	83.5
Adjusted income from operations	$219.2	$188.5	$239.3	$707.3	$616.0

Income before income tax expense	$49.3	$80.4	$148.2	$127.0	$319.2
Non-core operating losses	14.4	0.5	3.2	27.0	5.7
Acquisition and integration expenses	50.7	20.0	—	142.4	35.4
(Loss) gain on disposal activity	—	(0.6)	—	42.6	(0.6)
Amortization of intangible assets	43.8	27.7	28.4	188.8	83.5
Financing charges in interest expense	5.1	8.7	2.9	13.3	14.4
Adjusted income before income tax expense	$163.3	$136.7	$182.7	$541.1	$457.6

Income tax (benefit) expense	$(35.1)	$(35.4)	$12.1	$(23.6)	$1.5
Tax effect of the above adjustments…	53.1	15.5	10.5	124.1	34.8
Adjusted income tax expense (benefit)	$18.0	$(19.9)	$22.6	$100.5	$36.3

…Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(17.0)	$(13.4)	$(34.8)	$(61.7)	$(66.8)
Amortization of intangible assets included in NCI, net of tax	(2.2)	(2.4)	(2.1)	(12.7)	(6.9)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(19.2)	$(15.8)	$(36.9)	$(74.4)	$(73.7)

Net income attributable to AECOM	$67.4	$102.4	$101.3	$88.9	$250.9
Non-core operating losses	14.4	0.5	3.2	27.0	5.7
Acquisition and integration expenses	50.7	20.0	—	142.4	35.4
Amortization of intangible assets	43.8	27.7	28.4	188.8	83.5
(Loss) gain on disposal activity	—	(0.6)	—	42.6	(0.6)
Financing charges in interest expense	5.1	8.7	2.9	13.3	14.4
Tax effect of the above adjustments	(53.1)	(15.6)	(10.4)	(124.1)	(34.8)
Amortization of intangible assets included in NCI, net of tax	(2.2)	(2.4)	(2.1)	(12.7)	(6.9)
Adjusted net income attributable to AECOM	$126.1	$140.7	$123.3	$366.2	$347.6

Net income attributable to AECOM — per diluted share	$0.43	$0.65	$0.64	$0.57	$1.58
Per diluted share adjustments:
Non-core operating losses	0.09	0.01	0.02	0.18	0.04
Acquisition and integration expenses	0.32	0.12	—	0.91	0.22
Amortization of intangible assets	0.28	0.18	0.18	1.21	0.53
Loss on disposal activity	—	—	—	0.27	—
Financing charges in interest expense	0.03	0.05	0.02	0.09	0.09
Tax effect of the above adjustments	(0.33)	(0.11)	(0.07)	(0.79)	(0.23)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.01)	(0.01)	(0.08)	(0.04)
Adjusted net income attributable to AECOM — per diluted share	$0.81	$0.89	$0.78	$2.36	$2.19
Weighted average shares outstanding - diluted	156.2	158.7	158.8	155.5	158.5

AECOM

Regulation G Information

($ in millions)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration

Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets

and the Financial Impacts Associated with Dispositions of Non-core Businesses and Assets

	Three Months Ended			Nine Months Ended
	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017

EBITDA(1)	$186.5	$190.5	$237.6	$555.1	$616.3
Non-core operating losses	14.4	0.5	3.2	27.0	5.7
Acquisition and integration expenses	50.7	20.0	—	142.4	35.4
(Gain) loss on disposal activity	—	(0.6)	—	42.6	(0.6)
Depreciation expense included in acquisition and integration expense line above	(7.7)	(0.5)	—	(19.8)	(0.8)
Adjusted EBITDA	$243.9	$209.9	$240.8	$747.3	$656.0
Other expense (income)	(1.5)	(1.3)	(2.1)	(5.3)	(4.2)
Interest income(2)	1.2	1.3	1.7	3.0	3.7
Depreciation(3)	(43.6)	(37.2)	(38.0)	(112.2)	(113.2)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	16.9	13.4	34.8	61.7	66.8
Amortization of intangible assets included in NCI, net of tax	2.3	2.4	2.1	12.8	6.9
Adjusted income from operations	$219.2	$188.5	$239.3	$707.3	$616.0

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA (2) Included in other income (3) Excluding acquisition and integration related expenses

Segment Income from Operations‡
Design & Consulting Services Segment:
Income from operations	$124.0	$112.7	$93.7	$305.7	$305.7
Non-core operating losses	14.4	0.5	3.1	21.8	5.6
Gain on disposal activity	—	(0.6)	—	—	(0.6)
Amortization of intangible assets	11.5	6.9	6.8	84.0	20.7
Adjusted income from operations	$149.9	$119.5	$103.6	$411.5	$331.4

Construction Services Segment:
Income (loss) from operations	$11.2	$25.7	$33.2	$(10.7)	$77.0
Non-core operating losses	—	—	—	5.2	—
Loss on disposal activity	—	—	—	42.6	—
Amortization of intangible assets	10.6	7.8	8.7	32.1	23.8
Adjusted income from operations	$21.8	$33.5	$41.9	$69.2	$100.8

Management Services Segment:
Income from operations	$54.6	$52.4	$66.4	$240.8	$192.8
Amortization of intangible assets	21.7	13.0	12.9	72.7	39.0
Adjusted income from operations	$76.3	$65.4	$79.3	$313.5	$231.8

‡ During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation, approximately $33 million of revenue and $32 million of cost of revenue was reclassified for the quarter ended June 30, 2016. For the nine months ended, $99 million of revenue and $95 million of cost of revenue was reclassified.

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

GAAP EPS Guidance	$2.09 to $2.49
Adjusted EPS Excludes:
Amortization of intangible assets	$0.63
Acquisition and integration-related expenses	$0.23
Financing charges in interest expense	$0.11
Year-to-date non-core operating losses	$0.03
Tax effect of the above items*	($0.29)
Adjusted EPS Guidance (Non-GAAP)	$2.80 to $3.20

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY17 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2017

GAAP Tax Rate Guidance	9%
Tax rate impact from adjustments to GAAP earnings	5%
Tax rate impact from inclusion of NCI deduction	2%
Effective Tax Rate for Adjusted Earnings Guidance	16%

FY17 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2017
GAAP Interest Expense Guidance	$232
Financing charge in interest expense	$17
Adjusted Interest Expense Guidance	$215

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